Post-Effective Amendment No. 2 to
                                            SEC File No. 70-8533




                           SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C. 20549


                                        FORM U-1

                                      DECLARATION

                                         UNDER

                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")


                            ENERGY INITIATIVES, INC. ("EI")
                                  One Upper Pond Road
                              Parsippany, New Jersey 07054

                                NCP ENERGY, INC. ("NCP")
                                  One Upper Pond Road
                             Parsippany, New Jersey  07054

                (Names of companies filing this statement and addresses
                            of principal executive offices)


                         GENERAL PUBLIC UTILITIES CORPORATION
             (Name of top registered holding company parent of applicants)

          B.L. Levy, President               Douglas E. Davidson, Esq.
          K.A. Tomblin, Secretary            Berlack, Israels & Liberman LLP
          Energy Initiatives, Inc.           120 West 45th Street
          NCP Energy, Inc.                   New York, New York 10036
          One Upper Pond Road
          Parsippany, New Jersey  07054

           _________________________________________________________________
                      (Names and addresses of agents for service)





               Energy Initiatives,  Inc. ("EI")  and NCP Energy  Inc. ("NCP")

          hereby  post-effectively  amend  their  Declaration  on  Form  U-1,

          docketed in SEC File No. 70-8533, as follows:



               1.   By  order dated March  1, 1995  (HCAR No.  35-26241), the

          Commission  authorized NCP  to  distribute  to  EI,  by  way  of  a dividend,  all of NCP's assets other than certain assets related to

          its  Syracuse  Cogeneration   Project.    The  NCP  assets   to  be

          distributed to EI consist of all of the outstanding common stock of each current subsidiary of NCP (other than those subsidiaries which

          hold interests  in the  Syracuse Cogeneration  Project).   By Order

          dated June  22, 1995 (HCAR  No. 35-26316), the  Commission extended until  December 31, 1995 the period during which NCP was authorized to declare and pay the dividend.



               2.   NCP has not declared and paid the dividend because it has

          not yet  received certain  third-party consents which  are required under  its  project agreements  as  a  condition to  effecting  the

          transfer.   NCP  now  anticipates  that  these consents  should  be

          received  by June  30, 1996.   Accordingly,  NCP requests  that the

          Commission issue a supplemental order authorizing it to declare and pay the  dividend at any  time and from time  to time on  or before

          June 30, 1996.





                                       SIGNATURE



                    PURSUANT  TO  THE  REQUIREMENTS  OF  THE  PUBLIC  UTILITY

          HOLDING COMPANY ACT  OF 1935, THE  UNDERSIGNED COMPANIES HAVE  DULY

          CAUSED  THIS  STATEMENT  TO  BE  SIGNED  ON  THEIR  BEHALF  BY  THE

          UNDERSIGNED THEREUNTO DULY AUTHORIZED.



                                        ENERGY INITIATIVES, INC.
                                        NCP ENERGY, INC.


                                        By:______________________________
                                             Bruce L. Levy
                                             President

          Date: December 27, 1995